Exhibit 32.1
Certification Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Liska Biometry, Inc. (the
"Company") on Form 10-QSB for the period ending March 31, 2003 as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), I, Lam Ko
Chau, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
§ 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of
2002, that:

  (1)  The Report fully complies with the requirements of Section 13(a) or 15(d)
          of the Securities Exchange Act of 1934, as amended; and

  (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
          Company.

/s/ Lam Ko Chau
Lam Ko Chau, President (Principal Executive Officer), Chief Financial Officer
and Principal Accounting Officer

August 14, 2003